Exhibit 10.6
PERFORMANCE GUARANTY
This PERFORMANCE GUARANTY (as amended, supplemented or otherwise modified from time to time, this “Performance Guaranty”), dated as of September 30, 2026, is made by Teads Holding Co., a Delaware corporation (the “Performance Guarantor”), in favor of Sound Point Agency LLC, as administrative agent under the Credit and Security Agreement (as defined below) (in such capacity, the “Administrative Agent”), for the benefit of itself and the other Secured Parties under the Credit and Security Agreement. Capitalized terms used, but not otherwise defined herein, shall have the respective meanings assigned thereto in, or by reference in, the Credit and Security Agreement defined below or if not defined therein, the respective meanings assigned thereto in the applicable Purchase and Sale Agreement (as defined below).
PRELIMINARY STATEMENTS
(1)Concurrently herewith, FF Cayman AR Ltd, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Cayman Borrower”), FF Malta AR Ltd., a private limited liability company registered under the laws of Malta, with company registration number C 117318, and its registered office situated at 171 Old Bakery Street, Valletta VLT 1455, Malta (the “Malta Borrower” and, together with the Cayman Borrower, the “Borrowers” and each, a “Borrower”), as a Borrower, OT Midco Inc., a Delaware corporation (“Master Servicer”), the Persons from time to time party thereto as Lenders, the Administrative Agent and Sound Point Agency LLC, as Collateral Agent, are entering into that certain Credit and Security Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit and Security Agreement”), pursuant to which (i) the Lenders may from time to time make Advances to the Borrowers, (ii) the Borrowers will grant to the Collateral Agent (for the ratable benefit of the Secured Parties) a security interest in the Collateral, and (iii) the Master Servicer will service the Pool Receivables.
(2)Concurrently herewith, (i) the Cayman Borrower, FF Cayman Holdings Ltd, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Cayman Holdco”), the Master Servicer and the various entities party thereto as Originators are entering into that certain U.S. Sale and Contribution Agreement, dated as of the date hereof (the “U.S. Sale and Contribution Agreement”), pursuant to which the Cayman Holdco will acquire Pool Receivables and Related Rights (the “U.S. Sold Assets”) that will be sold or contributed to the Cayman Holdco by the Originators and the Cayman Holdco will contribute to the Cayman Borrower the U.S. Sold Assets that will be included in the Collateral, (ii) the Malta Borrower, FF Malta Holdings Ltd., a limited liability company registered under the laws of Malta with company registration number C 117274 and having its registered office situated at 171 Old Bakery Street, Valletta VLT 1455, Malta (the “Malta Holdco” and, together with the Cayman Holdco, the “Holdcos”), the Master Servicer and the various entities party thereto as Originators are entering into that certain Purchase and Sale Agreement, dated as of the date hereof (the “French Purchase and Sale Agreement”), pursuant to which the Malta Holdco will acquire Pool Receivables and Related Rights (the “French Sold Assets”) that will be sold or contributed to the Malta Holdco by the Originators and the Malta Holdco will contribute to the Malta Borrower the French Sold Assets that will be included in the Collateral, (iii) the Malta Borrower, the Master

Servicer and the various entities party thereto as Originators are entering into that certain Purchase and Sale Agreement, dated as of the date hereof (the “Italian Purchase and Sale Agreement”), pursuant to which the Malta Borrower will acquire Pool Receivables and Related Rights (the “Italian Sold Assets”) that will be sold or contributed to the Malta Borrower by the Originators that will be included in the Collateral, and (iv) the Malta Borrower, the Master Servicer and the various entities party thereto as Originators are entering into that certain Purchase and Sale Agreement, dated as of the date hereof (the “UK Purchase and Sale Agreement” and, together with the U.S. Sale and Contribution Agreement, the French Purchase and Sale Agreement and the Italian Purchase and Sale Agreement, the “Purchase and Sale Agreements”), pursuant to which the Malta Borrower will acquire Pool Receivables and Related Rights (the “UK Sold Assets” and, together with the U.S. Sold Assets, the French Sold Assets and the Italian Sold Assets, the “Sold Assets”) that will be sold or contributed to the Malta Borrower by the Originators that will be included in the Collateral. Such Purchase and Sale Agreements constitute the sole Transfer Agreements as of the Closing Date.
(3)The Performance Guarantor owns (directly or indirectly) all of the Equity Interests of the Master Servicer, the Holdcos, the Borrowers and each Originator. The Performance Guarantor will own (directly or indirectly) all the Equity Interests in any other Person that becomes an Originator pursuant to the Transaction Documents.
(4)The Performance Guarantor’s execution and delivery of this Performance Guaranty is a condition precedent to the effectiveness of the Credit and Security Agreement.
(5)The Performance Guarantor has determined that its execution and delivery of this Performance Guaranty is in its best interests because, inter alia, the Performance Guarantor (individually) and the Performance Guarantor and its Affiliates (collectively) will derive substantial direct and indirect benefit from (i) each Originator’s sales and contributions, as applicable, of Sold Assets to the Holdcos or Borrowers, as applicable, and the sale of such Sold Assets from the Holdcos to the Borrowers, as applicable, from time to time under the Purchase and Sale Agreements, (ii) the Master Servicer’s servicing of the Pool Receivables, (iii) the Advances funded by the Lenders to the Borrowers from time to time under the Credit and Security Agreement and (iv) the other transactions contemplated under the Transaction Documents.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Performance Guarantor hereby agrees as follows:
SECTION 1.Unconditional Undertaking; Enforcement. The Performance Guarantor hereby unconditionally and irrevocably undertakes and assures for the benefit of the Administrative Agent (including, without limitation, as assignee of the Holdcos’ and the Borrowers’ rights, interests and claims under the Purchase and Sale Agreements), the Lenders and each of the other Secured Parties, the due and punctual performance and observance by each Originator from time to time party to the Purchase and Sale Agreements, any other Subsidiary of the Performance Guarantor from time to time party to the Credit and Security Agreement as a Master Servicer (any such Originator or Master Servicer, together with their respective successors and assigns, collectively, the “Covered Entities”, and each, a “Covered Entity”) of the terms, covenants, indemnities, conditions, agreements, undertakings, and obligations on the part of such Covered Entity to be performed or observed by it under the applicable Purchase and Sale Agreement to which such Covered Entity is a party, the Credit and Security Agreement and each of the other Transaction Documents to which such Covered Entity is a party, including, without limitation, any agreement or obligation of such Covered Entity (i) to establish and maintain Sweep Agreements governing cash sweeps from the Collections Accounts to the Facility Accounts and (ii) to pay any indemnity or make any payment in respect of any applicable dilution adjustment, deemed collection or repurchase obligation under any such Transaction Document, in each case, on the terms and subject to the conditions set forth in the applicable Transaction Documents as the same shall be amended, restated, supplemented or otherwise modified and in effect from time to time (all such terms, covenants, indemnities, conditions, agreements, undertakings and obligations on the part of the Covered Entities to be paid, performed or observed by them being collectively called the “Guaranteed Obligations”). Without limiting the generality of the foregoing, the Performance Guarantor agrees that if any Covered Entity shall fail in any manner whatsoever to perform or observe any of its Guaranteed Obligations when the same shall be required to be performed or observed under any applicable Transaction Document (after any applicable grace periods and notice requirements, according to the terms of the applicable Transaction Documents), then the Performance Guarantor will itself duly and punctually perform or observe (or cause to be performed or observed) such Guaranteed Obligations. It shall not be a condition to the accrual of the obligation of the Performance Guarantor hereunder to cause to be performed or observed any Guaranteed Obligation that the Administrative Agent, the Collateral Agent, any Lender, the any Holdco, any Borrower or any other Person shall have first made any request of or demand upon or given any notice to the Performance Guarantor, any Covered Entity or any of their respective successors and assigns other than notices, demands and grace periods expressly required under the applicable Transaction Documents, or have initiated any action or proceeding against the Performance Guarantor, any Covered Entity or any of their respective successors and assigns in respect thereof. The Administrative Agent (on behalf of itself and the other Secured Parties) may proceed to enforce the obligations of the Performance Guarantor under this Performance Guaranty without first pursuing or exhausting any right or remedy which the Administrative Agent, the Collateral Agent or any Lender may have against any Covered Entity, any Borrower, any other Person, the Pool Receivables or any other property. The Performance Guarantor agrees that its obligations under this Performance Guaranty shall be irrevocable. It is expressly acknowledged that this Performance Guaranty is a guarantee of performance only and is not a guarantee of the payment of any Pool Receivables and there shall be no recourse to the Performance Guarantor for any non-payment, delay in payment or any losses in respect of Pool Receivables that are uncollectible to the extent on account of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay or financial or credit conditions of the related Obligor or the uncollectability of any such Pool Receivables or for any Guaranteed Obligations the payment of which could otherwise constitute recourse to the Performance Guarantor for uncollectible Pool Receivables.
SECTION 2.Validity of Obligations. (a) The Performance Guarantor agrees that its obligations under this Performance Guaranty are absolute and unconditional, irrespective of:

(i) the validity, enforceability, avoidance, subordination, discharge, or disaffirmance by any Person (including a trustee in bankruptcy or insolvency practitioner) of the Guaranteed Obligations, (ii) the absence of any attempt by any Secured Party (or by any Holdco or any Borrower) to collect on any Pool Receivables or to realize upon any other Collateral or any other property or collateral, or to obtain performance or observance of the Guaranteed Obligations from the Covered Entities, the Borrowers or any other Person, (iii) any waiver, consent, amendment, modification, extension, forbearance or granting of any indulgence by any Secured Party (or of any Holdco or any Borrower) with respect to any provision of any agreement or instrument evidencing the Guaranteed Obligations, (iv) any change of the time, manner or place of performance of, or in any other term of any of the Guaranteed Obligations, including, without limitation, any amendment to or modification of any of the Transaction Documents, (v) any law, rule, regulation or order of any jurisdiction affecting any term or provision of any of the Guaranteed Obligations, or rights of the Secured Parties (or by any Holdco or any Borrower) with respect thereto, (vi) the failure by any Secured Party (or by any Holdco or any Borrower) to take any steps to perfect and maintain perfected its interest in any Collateral or other property or in any security or collateral related to the Guaranteed Obligations, (vii) any failure to obtain any consent, authorization or approval from or other action by or to notify or file with, any Governmental Authority required in connection with the performance of the obligations hereunder by the Performance Guarantor, (viii) any impossibility or impracticability of performance, illegality, force majeure, any act of government, or other circumstances which might constitute a defense available to, or a discharge of any Covered Entity or the Performance Guarantor, or any other circumstance, event or happening whatsoever whether foreseen or unforeseen and whether similar or dissimilar to anything referred to above (other than indefeasible final payment in full and in cash or other final performance in full, as applicable, with respect to such Guaranteed Obligations in accordance with the terms of the relevant Transaction Documents (each, a “Full Discharge”)), (ix) any manner of application of Collateral or any other assets of any Covered Entity, of any Borrower, or proceeds thereof, to satisfy all or any of the Guaranteed Obligations or as otherwise permitted under the Transaction Documents, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or as otherwise permitted under the Transaction Documents and (x) any change, restructuring or termination of the corporate structure or existence of any Covered Entity, any Borrower or the Performance Guarantor or any other Person or the equity ownership, existence, control, merger, consolidation or sale, lease or transfer of any of the assets of any such Person, or any bankruptcy, insolvency, winding up, dissolution, liquidation, receivership, assignment for the benefit of creditors, arrangement, composition, readjustment or reorganization of, or similar proceedings affecting, any Covered Entity, any Borrower or any of their assets or obligations. The Performance Guarantor waives, to the extent permitted by applicable Law, all set-offs and counterclaims and all presentments, demands of performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Performance Guaranty. The Performance Guarantor’s obligations under this Performance Guaranty shall not be limited if any Secured Party (or its successors and assigns) is precluded for any reason (including, without limitation, the application of the automatic stay under Section 362 of the Bankruptcy Code, but excluding any Full Discharge) from enforcing or exercising any right or remedy with respect to the Guaranteed Obligations, and the Performance Guarantor shall perform or observe, upon demand, the Guaranteed Obligations that would otherwise have been due and performable or observable by any Covered Entity had such rights and remedies been permitted to be exercised.
SECTION 3.(b)    Should any money due or owing under this Performance Guaranty not be recoverable from the Performance Guarantor due to any of the matters specified in this Section 2, then, in any such case, such money shall nevertheless be recoverable from the Performance Guarantor as though the Performance Guarantor were a principal debtor in respect thereof and not merely a guarantor and shall be paid by the Performance Guarantor forthwith. The Performance Guarantor further agrees that, to the extent that any Covered Entity, any Borrower or any other Person makes a payment or payments to any Secured Party (or its successors and assigns) in respect of any Guaranteed Obligation, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Covered Entity, such Borrower or other Person, as applicable, or to the estate, trustee, or receiver of any Covered Entity, any Borrower, Person or any other party, including, without limitation, the Performance Guarantor, under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Guaranteed Obligations or any part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.
SECTION 4.Reinstatement, etc. The Performance Guarantor agrees that this Performance Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Secured Party for any reason whatsoever (including, without limitation, upon the insolvency, bankruptcy or reorganization of any Covered Entity), to the extent of such rescinded or restored payment, as though such payment had not been made.
SECTION 5.Waiver. The Performance Guarantor hereby waives promptness, diligence, notice of acceptance, notice of default by any Covered Entity, notice of the incurrence of any Guaranteed Obligation and any other notice with respect to any of the Guaranteed Obligations and this Performance Guaranty, and any other document related thereto or to any of the Transaction Documents and any requirement, other than as expressly set forth herein, that any Secured Party (or any Holdco or any Borrower) exhaust any right or take any action against any Covered Entity, any Borrower, any other Person or any property. The Performance Guarantor represents and warrants to the Secured Parties that it has adequate means to obtain from the Covered Entities and the Borrowers, on a continuing basis, all information concerning the financial condition of the Covered Entities and the Borrowers, and that it is not relying on any Secured Party to provide such information either now or in the future.
SECTION 6.Subrogation. The Performance Guarantor hereby waives all rights of subrogation (whether contractual or otherwise) to the claims, if any, of any Secured Party (or any Holdco or any Borrower) against the Covered Entities and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Covered Entities which may otherwise have arisen in connection with this Performance Guaranty until one year and one day have elapsed since the Final Payout Date.

SECTION 7.Representations and Warranties of the Performance Guarantor. The Performance Guarantor hereby represents and warrants to each of the Secured Parties as of the date hereof, on each Monthly Reporting Date and on each day that an Advance occurs, as follows:
(a)Organization and Qualification. The Performance Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and the Performance Guarantor has obtained all necessary licenses, approvals and registrations in all jurisdictions in which the conduct of its business (including in its capacity as the Performance Guarantor hereunder) requires such qualification, licenses, approvals or registrations, except to the extent that any such failure would not reasonably be expected to have a Material Adverse Effect.
(b)Power and Authority. The Performance Guarantor has all necessary power and authority to execute and deliver this Performance Guaranty and the other Transaction Documents to which it is a party.
(c)Authority; No Conflict or Violation. The execution and delivery by the Performance Guarantor of the Transaction Documents to which it is a party, the performance of its obligations under this Performance Guaranty and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated in this Performance Guaranty and the other Transaction Documents to which it is a party, have been duly authorized by all necessary corporate action on the part of the Performance Guarantor and do not and will not (A) require any consent or approval of its Board of Directors or equivalent governing body, or any authorization, consent, approval, order, filing, registration or qualification by or with any Governmental Authority, except those that have been obtained and are in full force and effect, (B) violate any provision of (x) any applicable Law or of any order, writ, injunction or decree having applicability to the Performance Guarantor as of the date of the representation or (y) the Organizational Documents of the Performance Guarantor, (C) result in a breach of or constitute a default under (x) any Material Indebtedness to which the Performance Guarantor is a party or by which it or its properties may be bound or affected or (y) any other material agreement, lease or instrument to which the Performance Guarantor is a party or by which it or its properties may be bound or affected, or (D) result in, or require, the creation or imposition of any Lien or other charge or encumbrance of any nature upon or with respect to any of the assets now owned or hereafter acquired by any Borrower (other than the Transaction Documents) except, with respect to clauses (A), (B)(x), (C)(y) and (D) above, where the failure to so comply with any of the foregoing could not reasonably be expected to have a Material Adverse Effect.
(d)Legal Agreements. This Performance Guaranty and each of the other Transaction Documents to which the Performance Guarantor is a party have been duly authorized, executed and delivered by the Performance Guarantor, and constitute the legal, valid and binding obligations of the Performance Guarantor, enforceable against it in accordance with their respective terms, except to the extent that such enforcement may be limited by bankruptcy, insolvency or similar Laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

(e)Compliance with Laws. The Performance Guarantor has complied with all applicable Laws the non-compliance with which could reasonably be expected to have a Material Adverse Effect.
(f)Litigation and Other Proceedings. There are no actions, suits, proceedings, claims, investigations or disputes pending or, to the knowledge of the Performance Guarantor, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or on behalf of any creditor of the Performance Guarantor or its Subsidiaries or any other Person against the Performance Guarantor or its Subsidiaries, the Administrative Agent, Collateral Agent or any Lender that, either individually or in the aggregate, would reasonably be expected to materially and adversely affect (A) the validity or enforceability of this Performance Guaranty or any other Transaction Document, (B) the consummation of any of the transactions contemplated by this Performance Guaranty or any other Transaction Document, or (C) the performance by a Teads Party of its obligations under this Performance Guaranty or any other Transaction Document.
(g)No Consents. The Performance Guarantor is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, or performance of this Performance Guaranty or any other Transaction Document to which it is a party that has not already been obtained, except where the failure to obtain such consent, license, approval, registration, authorization or declaration would not reasonably be expected to have a Material Adverse Effect.
(h)Solvency. No Insolvency Proceeding has occurred in respect of the Performance Guarantor, and after giving effect to the transactions contemplated by this Performance Guaranty and each other Transaction Document, the Performance Guarantor, on a consolidated basis with its subsidiaries, is Solvent. For purposes of this Performance Guaranty, “Solvent” means, with respect to any Person and its subsidiaries, on a consolidated basis, and as of any particular date, (i) the fair value of the assets of such Person is not less than the total amount required to pay the probable liabilities of such Person on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) such Person is able to pay its debts as they mature and become due in the normal course of business other than debts that are subject to bona fide dispute, (iii) such Person does not intend to incur, and does not believe that it will incur debts or liabilities beyond its ability to pay such debts and liabilities as they mature, and (iv) such Person is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital.
SECTION 8.Separateness. The Performance Guarantor acknowledges that the Administrative Agent and the other Secured Parties have entered into the Transaction Documents in reliance on each Holdco and each Borrower each being (other than for U.S. federal and applicable state and local income tax purposes) a separate entity from the Covered Entities and the Performance Guarantor.
SECTION 9.Certain Covenants.

(a)Payments on Receivables; Collection Accounts. If the Performance Guarantor receives any payment that it knows or reasonably ought to know is in respect of any Pool Receivable or other Collection, it shall hold such payments in trust for the benefit of the Administrative Agent and the other Secured Parties and within two Business Days of receipt remit such funds into a Collection Account or a Facility Account.
(b)Further Assurances. The Performance Guarantor hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be reasonably necessary and that the Administrative Agent may reasonably request, to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies under this Performance Guaranty.
SECTION 10.Amendments, Etc. (a) No amendment or waiver of any provision of this Performance Guaranty shall be effective unless the same shall be in writing and signed by the Administrative Agent (acting at the direction of the Requisite Lenders) and the Performance Guarantor, and no consent to any departure by the Performance Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent (acting at the direction of the Requisite Lenders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
(c)Notwithstanding anything to the contrary contained herein, no amendment or waiver of this Performance Guaranty shall be required to give effect to the addition of any Affiliate of the Performance Guarantor as an “Originator” under and as defined in the applicable Purchase and Sale Agreement so long as such Affiliate executes and delivers a joinder agreement in accordance with the terms thereof. Such additional Originator shall automatically become a “Covered Entity” for all purposes under this Performance Guaranty without any further action of any party hereto. The Master Servicer shall deliver a schedule to the Administrative Agent (for distribution to the Lenders) listing all Originators within three (3) Business Days after an Affiliate executes a joinder agreement to the applicable Purchase and Sale Agreement; provided that failure to deliver such schedule shall not affect the status of such Originator as a Covered Entity hereunder.
SECTION 11.Notices; Effectiveness; Electronic Communication.
(a)Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile to the relevant party as specified on Schedule A hereto. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, such notice shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in such paragraph (b).

(b)Electronic Communications. Notices and other communications to the Secured Parties hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent (acting at the direction of the Requisite Lenders). The Administrative Agent or the Performance Guarantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent (acting at the direction of the Requisite Lenders) otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
SECTION 12.No Waiver; Remedies. No failure on the part of any Holdco, any Borrower, the Administrative Agent or any other Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.
SECTION 13.Continuing Agreement; Third Party Beneficiaries; Assignment. This Performance Guaranty is a continuing agreement and shall (i) remain in full force and effect until the later of (x) the payment and performance in full of the Guaranteed Obligations and all other amounts payable under this Performance Guaranty and (y) one year and a day after the Final Payout Date, (ii) be binding upon the Performance Guarantor, its successors and its assigns and (iii) inure to the benefit of, and be enforceable by, the Collateral Agent, the Administrative Agent, the Lenders, and their respective successors and assigns. Without limiting the generality of the foregoing clause (iii), upon any assignment by a Lender permitted pursuant to the Credit and Security Agreement, the applicable assignee shall thereupon become vested with all the benefits in respect thereof granted to the Lenders herein or otherwise. Each of the parties hereto hereby agrees that each of the Lenders and the other Secured Parties shall be a third-party beneficiary of this Performance Guaranty. The Performance Guarantor shall not assign, delegate or otherwise transfer any of its obligations or duties under this Performance Guaranty without the prior written consent of the Administrative Agent in its sole discretion. Any payments hereunder shall be made in full in Dollars without any set-off, deduction or counterclaim and the Performance Guarantor’s obligations hereunder shall not be satisfied by any tender or recovery of another currency except to the extent such tender or recovery results in receipt of the full amount of Dollars required hereunder.
SECTION 14.Mutual Negotiations. This Performance Guaranty is the product of mutual negotiations by the parties hereto and their counsel, and no party shall be deemed the draftsperson of this Performance Guaranty or any provision hereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Performance Guaranty, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.
SECTION 15.Indemnities by Performance Guarantor. The Performance Guarantor hereby agrees to indemnify and hold harmless the Administrative Agent, the other Secured Parties and their respective assigns, officers, directors, agents and employees (each, a “Guarantor Indemnified Party”) from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any failure of the Performance Guarantor to comply with its covenants, obligations and agreements contained in this Performance Guaranty, including any judgment, award, settlement, attorney costs and other reasonable and documented out-of-pocket costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim (all of the foregoing being collectively referred to as, “Guarantor Indemnified Amounts”); excluding (i) Guarantor Indemnified Amounts to the extent a final non-appealable judgment of a court of competent jurisdiction holds that such Guarantor Indemnified Amounts resulted solely from the fraud, gross negligence, bad faith or willful misconduct by the Guarantor Indemnified Party seeking indemnification, (ii) Taxes (other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim), and (iii) Guarantor Indemnified Amounts to the extent the same includes losses in respect of Pool Receivables that are uncollectible solely on account of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor. If any event occurs in respect of which indemnification may be sought from the Performance Guarantor, the applicable Guarantor Indemnified Party shall, to the extent lawful, notify the Performance Guarantor in writing and consult with the Performance Guarantor within a reasonable time after such Guarantor Indemnified Party becomes aware of such event. The provisions of this Section shall survive any termination of this Performance Guaranty.
SECTION 16.CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.
(a)Governing Law. This Performance Guaranty and the other Transaction Documents and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Performance Guaranty or any other Transaction Document (except, as to any other Transaction Document, as expressly specified therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Law of the State of New York.
SECTION 17.The Performance Guarantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, the

Collateral Agent, any Lender or any related party of the foregoing in any way relating to this Performance Guaranty or any other Transaction Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Nothing in this Performance Guaranty or in any other Transaction Document shall affect any right that the Administrative Agent, the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Performance Guaranty or any other Transaction Document against the Performance Guarantor or its properties in the courts of any jurisdiction.
(b)Waiver of Venue. The Performance Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Performance Guaranty or any other Transaction Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 10. Nothing in this Performance Guaranty will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.
(d)WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PERFORMANCE GUARANTY OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS PERFORMANCE GUARANTY AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 18.Set-off Rights of Secured Parties. The Administrative Agent and the other Secured Parties (collectively, the “Set-off Parties”), may at any time during the continuance of an

Amortization Event, setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness owing to such Set-off Party, or held by such Set-off Party for the account of, the Performance Guarantor against amounts owing by the Performance Guarantor hereunder; provided that such Set-off Party shall notify the Performance Guarantor promptly following such setoff.
SECTION 19.Taxes. Sections 8.3 and 8.5 of the Credit and Security Agreement shall apply, mutatis mutandis, and as if references to the Borrower in such Section were to the Performance Guarantor, to any and all payments by or on account of any obligation of the Performance Guarantor under this Performance Guaranty.
SECTION 20.Severability. The provisions of this Performance Guaranty are intended to be severable. If any provision of this Performance Guaranty shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
SECTION 21.No Proceedings. The Performance Guarantor hereby covenants and agrees that it and its Subsidiaries will not institute against, or join any other Person in instituting against, any Holdco or any Borrower, any Insolvency Proceeding until one year and one day after the Final Payout Date. The provisions of this Section 19 shall survive any termination of this Performance Guaranty.
SECTION 22.Execution in Counterparts. This Performance Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Performance Guaranty and the other Transaction Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including any prior confidentiality agreements and commitments. This Performance Guaranty shall become effective when it shall have been executed by the parties hereto and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Performance Guaranty by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Performance Guaranty.
SECTION 23.Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to this Performance Guaranty and any document to be signed in connection with this Performance Guaranty and the transactions contemplated hereby (including joinder agreements, amendments or other waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent (acting at the direction of the Requisite Lenders), or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Performance Guarantor has caused this Performance Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

TEADS HOLDING CO., as Performance Guarantor
By:	/s/ Veronica Gonzalez
Name: Veronica Gonzalez
Title: Secretary

[Signature Page to the Performance Guaranty]

Accepted as of the
date hereof:

SOUND POINT AGENCY LLC, as Administrative Agent
By:	/s/ Vince D’Arpino
Name: Vince D’Arpino
Title: Authorized Signatory

[Signature Page to the Performance Guaranty]